CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
Rainer Investment Management Mutual Funds:

We consent to the use of our report dated May 6, 2005, incorporated herein by reference, and to the reference to our firm under the heading “General Information” in the statement of additional information.

/s/ KPMG LLP

Los Angeles, California
December 20, 2005